Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$5,221,190
Unrealized Gain (Loss) on Market Value of Commodity Futures	1,252,200
Dividend Income	424,489
Interest Income	277,058
ETF Transaction Fees	3,150
Total Income (Loss)	$7,178,087

Expenses
General Partner Management Fees	$110,794
Professional Fees	31,365
Brokerage Commissions	12,765
Directors' Fees and insurance	4,123
Total Expenses	$159,047
Net Income (Loss)	$7,019,040

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/24	$216,337,259
Additions (850,000 Shares)	25,939,844
Withdrawals ((3,850,000) Shares)	(114,595,936)
Net Income (Loss)	7,019,040

Net Asset Value End of Month	$134,700,207
Net Asset Value Per Share (4,650,000 Shares)	$28.97

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596